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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated April 13, 1998, in the Pre-Effective Amendment No. 1 to the Registration Statement and related Prospectus of Atlantic Data Services, Inc. for the registration of 2,500,000 shares of its common stock.


     Our audits also included the financial statement schedule of Atlantic Data Services, Inc. included in the Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP
Boston, Massachusetts

April 21, 1998